SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 13, 2007

Multi-Color Corporation

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Ohio (STATE OR OTHER JURISDICTION OF INCORPORATION)	0-16148 (COMMISSION FILE NUMBER)	31-1125853 (IRS EMPLOYER IDENTIFICATION NO.)

50 E Business Way, Suite 400, Sharonville, Ohio (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	45241 (ZIP CODE)

Registrant’s telephone number, including area code 513/381-1480

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 13, 2007, the Compensation & Organization Development Committee (the “Committee”) of the Board of Directors of Multi-Color Corporation (the “Company”) approved the following:

Salary Increases for Certain Executive Officers

The Committee approved the following increases in the annual base salary of four executive officers of the Company: (i) Francis D. Gerace, President and Chief Executive Officer – an increase from $460,000 to $478,400; (ii) Dawn H. Bertsche, Senior Vice President, Chief Financial Officer and Secretary – an increase from $240,000 to $249,600; (iii) Donald E. Kneir, President of the Decorating Solutions Division – an increase from $270,000 to $280,800; and (iv) James H. Reynolds, Vice President, Corporate Controller and Chief Accounting Officer – an increase from $192,500 to $200,200.

Restricted Share Grants to Certain Executive Officers

The Committee approved the grant of restricted shares of the Company’s common stock to four executive officers in the following amounts: (i) Mr. Gerace – 15,975 shares; (ii) Ms. Bertsche – 5,325 shares; (iii) Mr. Kneir – 5,325 shares; and Mr. Reynolds – 3,550 shares. All restricted shares were granted pursuant to the 2003 Stock Incentive Plan and vest in equal annual installments over a five-year period.

Executive Incentive Compensation Plan

The Committee approved the Executive Incentive Compensation Plan for fiscal year 2008 (the “Plan”). The following executive officers are eligible to participate in the Plan: Mr. Gerace, Ms. Bertsche, Mr. Kneir and Mr. Reynolds. The Plan provides for the following bonus ranges: Mr. Gerace – between 0% and 170% of his base salary, Ms. Bertsche and Mr. Kneir – between 0% and 150% of their base salaries, and Mr. Reynolds – between 0% and 100% of his base salary.

Performance objectives were established for each participant for the 2008 fiscal year. The total bonus will equal the sum of the amounts calculated for each performance objective and each performance objective will be weighted. The amount calculated for each performance objective will equal the product of the performance factor times the target bonus times the weight factor for each performance objective.

The performance factor for each performance objective will be between 50% (for achieving 85% of the performance objective) and 200% (for achieving 115% of the performance objective). If achievement is obtained between the 85% to 100% bracket or 100% to 115% bracket, the performance factor will be prorated. Failure to achieve a minimum of 85% of any individual performance objective will result in a performance factor of zero and therefore a bonus for that performance objective of zero.

The performance objectives for Mr. Gerace, Ms. Bertsche and Mr. Reynolds include goals related to Company income before taxes and sales growth. The performance goals for Mr. Kneir include goals related to Company income before taxes, interest and certain general and administrative expenses, and sales growth.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MULTI-COLOR CORPORATION

By:	/s/ Dawn H. Bertsche

Name:	Dawn H. Bertsche

Title:	Senior Vice President, Chief Financial Officer and Secretary

Date:	April 17, 2007